UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007 (February 26, 2007)

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio	43015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On February 28, 2007, the Company issued a press release (the “Earnings Release”) announcing the financial results for its first quarter ended January 31, 2007. The full text of the Earnings Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Earnings Release included the following non-GAAP financial measures (the “non-GAAP Measures”): (i) net income before restructuring charges and timberland gains; (ii) diluted earnings per Class A share and per Class B share before restructuring charges and timberland gains; (iii) operating profit before restructuring charges and timberland gains; (iv) operating profit before restructuring charges; and (v) net debt. Net income before restructuring charges and timberland gains is equal to GAAP net income plus restructuring charges less timberland gains, net of tax. Diluted earnings per Class A and Class B share before restructuring charges and timberland gains is equal to GAAP diluted earnings per Class A and Class B share plus the effects of restructuring charges less the effects of timberland gains, net of tax. Operating profit before restructuring charges and timberland gains is equal to GAAP operating profit plus restructuring charges less timberland gains. Operating profit before restructuring charges is equal to GAAP operating profit plus restructuring charges. Net debt is equal to GAAP long-term debt plus short-term borrowings less cash and cash equivalents.

The Company discloses the non-GAAP Measures described in Items (i) through (iv), above, because management believes that these non-GAAP Measures are a better indication of the Company’s operational performance than GAAP net income, diluted earnings per Class A and Class B share and operating profit since they exclude restructuring charges, which are not representative of ongoing operations, and timberland gains, which are volatile from period to period. These non-GAAP Measures provide a more stable platform on which to compare the historical performance of the Company.

In addition, the Company disclosed the non-GAAP Measure of net debt, described in Item (v), above, because management believes that this non-GAAP Measure gives a better indication of the Company’s debt position as of the fiscal quarter ended than long-term debt. As of January 31, 2007, the Company held significant cash and cash equivalents that could have been used to pay down long-term debt, but management chose not to do so, among other reasons, to avoid associated prepayment premiums, repatriation costs and breakage fees.

Section 8 – Other Events

Item 8.01	Other Events.

On February 26, 2007, Greif, Inc. issued a press release (the “Release”) announcing a 2-for-1 stock split of its shares Class A common stock and Class B common stock. The full text of the Release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 28, 2007, announcing the financial results for its first quarter ended January 31, 2007.

99.2	Press release issued by Greif, Inc. on February 26, 2007, announcing a 2-for-1 stock split of its shares Class A common stock and Class B common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

Date: March 2, 2007	By	/s/ Donald S. Huml
Donald S. Huml, Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Greif, Inc. on February 28, 2007, announcing the financial results for its first quarter ended January 31, 2007.

99.2	Press release issued by Greif, Inc. on February 26, 2007, announcing a 2-for-1 stock split of its shares Class A common stock and Class B common stock.